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                         [CROUCH & HALLETT LETTERHEAD]



(214) 953-0053

                               November 12, 1996

Dynamex Inc.
2630 Skymark Avenue, Suite 610
Mississauga, Ontario L4W 5A4

Gentlemen:

        We have served as counsel for Dynamex Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 617,735 shares (the "Issued Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), to be offered from time to time by certain of the Company's stockholders (the "Named Selling Stockholders") named in the Registration Statement and an aggregate of 555,750 shares (the "Additional Shares") of Common Stock to be offered from time to time by certain of the Company's stockholders (the "Future Selling Stockholders") who shall receive shares of Common Stock as full or partial consideration for future acquisitions of delivery businesses consummated by the Company.

        With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed below. Based upon the foregoing, we are of the opinion that:

        1. The Issued Shares to be sold by the Named Selling Stockholders in the manner described in the Registration Statement are duly authorized, validly issued and outstanding and are fully paid and nonassessable.

        2. When the Additional Shares are sold by the Future Selling Stockholders in the manner described in the Registration Statement, such shares will be duly authorized, validly issued and outstanding and fully paid and nonassessable.

        We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters."

                                Very truly yours,

                                /s/ CROUCH & HALLETT, L.L.P.